UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2006
Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-10367 (Commission File Number)	71-0675758 (I.R.S. Employer Identification No.)

914 N Jefferson Street		72764
Springdale, Arkansas		(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	(479) 756-7400
Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Event
Advanced Environmental Recycling Technologies Inc. (NASDAQ: AERTA) announced Monday, March 6, 2006 in a press release attached as an exhibit that on Friday, March 3, 2006, a Benton County Circuit Court jury found AERT liable for damages to Advanced Control Solutions (“ACS”). Subsequent to AERT’s press release, the Company obtained more exact information as to the amount of the awards, which is reflected herein. The jury found that AERT interfered with ACS’s employment contract with a former ACS employee and awarded ACS approximately $506,000 in compensatory damages and approximately $137,000 in punitive damages.
The jury also awarded ACS approximately $13,000 for equipment, tools and inventories of ACS; however, the verdict awarded AERT an offset of approximately $46,000 for ACS’s failure to complete a programming contract, resulting in a net jury award of approximately $610,000 to ACS.
AERT indicated it intends to file motions requesting the judge to set aside the verdicts against AERT as not being supported by the law and facts and if the motions are not granted, AERT intends to appeal.
Item 9.01 Financial Statements and Exhibits
99.1 Press release issued March 6, 2006, announcing the above jury verdict.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By
/s/ JOE G. BROOKS
Joe G. Brooks,
Chairman, Co-Chief Executive Officer
and President
Date: March 6, 2006

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